Exhibit 10.2

NINTH AMENDMENT TO
MASTER TRANSACTION AGREEMENT

This Ninth Amendment to the Master Transaction Agreement (this “Amendment”), dated as of March 16, 2009 (the “Amendment Date”), by and among MXEnergy Inc., a Delaware corporation (the “Counterparty”), MXEnergy Holdings Inc. (the “Parent”) and certain Subsidiaries thereof, as guarantors (collectively, the “Guarantors”), and Société Générale, as hedge provider (the “Hedge Provider”).

PRELIMINARY STATEMENTS

A.                                   Reference is made to each of (i) the Master Transaction Agreement, dated as of August 1, 2006 (as amended by (A) the First Amendment to Master Transaction Agreement dated as of April 6, 2007, (B) the Second Amendment to Master Transaction Agreement dated as of December 17, 2007, (C) the Third Amendment to Master Transaction Agreement dated as of May 12, 2008, (D) the Fourth Amendment to Master Transaction Agreement dated as of July 31, 2008, (E) the Fifth Amendment to Master Transaction Agreement dated as of September 30, 2008, (F) the Sixth Amendment to Master Transaction Agreement dated as of November 4, 2008, (G) the Seventh Amendment to Master Transaction Agreement dated as of November 7, 2008 and (H) the Eighth Amendment to Master Transaction Agreement dated as of November 17, 2008 (the “Eighth Amendment”) (the original Master Transaction Agreement, as amended through the Eighth Amendment, being  herein referred to as the “Master Transaction Agreement”), among the Counterparty, the Guarantors and the Hedge Provider, (ii) the ISDA Master Agreement (as defined in the Master Transaction Agreement and amended to date), and (iii) the Credit Agreement (as defined in the Master Transaction Agreement and amended to date);

B.                                     The Counterparty and the Guarantors have requested that the Counterparty amend the Master Transaction Agreement;

C.                                     The Hedge Provider is willing to amend the Master Transaction Agreement on the terms and conditions set forth herein; and

D.                                    The Hedge Provider and the Counterparty have agreed to certain other matters relating to the foregoing as set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

Section 1.                                            Definitions.  Unless otherwise specifically provided herein, capitalized terms used but not defined herein shall have the meanings specified in the Master Transaction Agreement, the ISDA Master Agreement or the Credit Agreement (as applicable).

Section 2.                                            Amendments to Master Transaction Agreement.  The Master Transaction Agreement is hereby amended, effective as of the Amendment Date, as follows:

(a)                                  The definition of “Milestone” is hereby amended and restated in its entirety as follows:

(i)             December 15, 2008, the Counterparty shall retain an investment bank to obtain a Liquidity Event with respect to the Loan Parties (as defined in the Credit Agreement);

(ii)          December 31, 2008, the Counterparty shall deliver to the Hedge Counterparty, the Administrative Agent and the Lenders a plan for a proposed Liquidity Event acceptable to all of such parties that does not contemplate any financing from any of the Revolving Lenders (as defined in the Credit Agreement) (excluding any Revolving Lender that separately agrees to participate in any such financing of a Liquidity Event);

(iii)       February 15, 2009, the Counterparty shall deliver to the Hedge Counterparty, the Administrative Agent and the Lenders an executed, non-binding letter of intent acceptable to all of such parties for a Liquidity Event that does not contemplate any financing from any of the Revolving Lenders (excluding any Revolving Lender that separately agrees to participate in any such financing of a Liquidity Event);

(iv)      May 15, 2009, the Borrowers shall deliver to the Hedge Counterparty, the Administrative Agent and the Lenders an executed contract for a Liquidity Event acceptable to all of such parties that does not contemplate any financing from any of the Revolving Lenders (excluding any Revolving Lender that separately agrees to participate in any such financing of a Liquidity Event); and

(v)         May 31, 2009, a Liquidity Event shall be consummated.

(b)                                 A new Section 6.09 is added at the end of Article VI (“Negative Covenants”) thereof to read as follows:

“Section 6.09 Minimum Cash Requirements.                                Permit the Counterparty to have cash on hand, minus the aggregate amount of Revolving Advances and Bridge Loans (as defined in the Credit agreement) outstanding at such time, to be less than (i) $20,000,000.00 at any time on or after the Amendment Date and (ii) $40,000,000.00 at any time on or after March 31, 2009.”

Section 3.                                            Conditions to Effectiveness.  This Amendment shall be effective on the date when the Hedge Provider shall have received each of the following, in form and substance satisfactory to the Hedge Provider (such date, the “Amendment Effective Date”):

(a)                                  counterparts of this Amendment, duly executed and delivered by the Counterparty and the Guarantors;

(b)                                 evidence of corporate authority satisfactory to the Hedge Provider, which may include an opinion of outside counsel, regarding the authority of Counterparty and all Guarantors to execute and deliver this Amendment and to fulfill their respective obligations hereunder;

(c)                                  evidence satisfactory to the Hedge Provider of any and all third party consents required in connection with this Amendment; and

(d)                                 a copy of a fully executed amendment to the Credit Agreement, amending and restating the definition of “Milestone” in terms identical to the definition herein;

(e)                                  evidence satisfactory to the Hedge Provider that the Counterparty has fulfilled its obligations under Section 6.09 (Minimum Cash Requirement) of the Master Transaction Agreement; and

(f)                                    a copy of an irrevocable Standby Letter of Credit in favor of the Hedge Provider, issued by the Issuing Bank for the account of the Counterparty in connection with the ISDA Master Agreement and the Credit Support Annex, substantially in the form attached in Annex A hereto and for an aggregate amount not exceeding USD35,000,000 and with an expiration date no earlier than July 24, 2009.

Section 4.                                            Representations and Warranties.  Each Transaction Party hereby jointly and severally represents and warrants to the Hedge Provider that, as of the Amendment Date and as of the Amendment Effective Date:

(a)                                  all representations and warranties of such Transaction Party contained in the Master Transaction Agreement and any other Transaction Document are true and correct in all material respects with the same effect as if such representations and warranties had been made on the Amendment Date (it being understood and agreed that any representation which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date);

(b)                                 no Specified Event, and no Event of Default, Termination Event or Third Party Hedge Agreement Specified Event on the part of any Transaction Party, has occurred and is continuing;

(c)                                  no authorization, approval, consent, waiver or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required for the due execution, delivery and performance by any Transaction Party of this Amendment;

(d)                                 this Amendment has been duly authorized by all necessary corporate or other organizational action of each Transaction Party and has been duly executed and delivered by each Transaction Party; and

(e)                                  this Amendment and the Master Transaction Agreement (as amended by this Amendment) constitutes a legal, valid and binding obligation of each Transaction Party, enforceable against each Transaction Party in accordance with its terms.

Section 5.                                            Consent of Guarantors; Confirmation of Guarantees and Transaction Documents.  Each Guarantor hereby consents to the execution, delivery and performance of this Amendment and hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, the Guarantee contained in Article VIII of the Master Transaction Agreement and

the terms and provisions of each other Transaction Document are, and each of the same shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects.

Section 6.                                            Governing Law.  This Amendment shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York without regard to conflict of laws principles.

Section 7.                                            Entire Agreement; Transaction Document.  Except to the extent specifically modified and amended by this Amendment, the Master Transaction Agreement shall remain in full force and effect and is hereby ratified and confirmed.  This Amendment, the Master Transaction Agreement and the other Transaction Documents constitute the entire agreement and understanding among the parties and supersede all prior agreements and understandings, whether written or oral, among the parties hereto concerning the transactions provided herein and therein.  This Amendment is and shall be deemed to be a Transaction Document in all respects and for all purposes.

Section 8.                                            Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be as effective as delivery of a manually executed counterpart of this Amendment.

Section 9.                                            Headings.  The headings set forth in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

Section 10.                                      Severability.  In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 11.                                      Legal Fees.  Counterparty and the Guarantors shall pay promptly upon request by the Hedge Provider, all legal fees incurred by the Hedge Provider in connection with this Amendment.

Section 12.                                      No Novation.  The parties intend that the execution and deliver of this Amendment shall not constitute a novation of either Agreement or any Transactions thereunder.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the Amendment Date.

COUNTERPARTY:

MXENERGY INC.

/s/ Chaitu Parikh
Name: Chaitu Parikh
Title: Vice President and CFO

GUARANTORS:

MXENERGY ELECTRIC INC.
MXENERGY HOLDINGS INC.
ONLINE CHOICE INC.
MXENERGY GAS CAPITAL HOLDINGS CORP.
MXENERGY ELECTRIC CAPITAL HOLDINGS
CORP.
MXENERGY GAS CAPITAL CORP.
MXENERGY ELECTRIC CAPITAL CORP.
MXENERGY CAPITAL HOLDINGS CORP.
MXENERGY CAPITAL CORP.
MXENERGY SERVICES INC.
INFOMETER.COM INC.

/s/ Chaitu Parikh
Name: Chaitu Parikh
Title: Vice President and CFO

HEDGE PROVIDER:

SOCIÉTÉ GÉNÉRALE

/s/ Gonzague Bataille
Name: Gonzague Bataille
Title: Managing Director

Signature Page to Ninth Amendment to Master Transaction Agreement

ANNEX A

IRREVOCABLE STANDBY LETTER OF CREDIT

DATE OF ISSUANCE:

[Address of the Issuing Bank]

Re:  Credit No.

We hereby establish our Irrevocable Standby Letter of Credit in your favor for the account of MXENERGY INC. (the “Account Party”), for the aggregate amount not exceeding thirty five million United States Dollars ($35,000,000.00), available to you at sight upon demand at our counters at 1221 Avenue of the Americas, New York, NY, on or before the expiration hereof against presentation to us of one or more of the following statements or documents, dated and signed by a representative of the beneficiary:

1.              “An Event of Default (as defined in the ISDA Master Agreement dated as of 1 August 2006, between the beneficiary and Account Party, as the same may have been amended (the “Master Agreement”)) has occurred and is continuing with respect to Account Party under the Master Agreement”, in which case a partial drawing will be permitted hereunder or alternatively the full amount of this Letter of Credit may be drawn by the Beneficiary; or

2.              “An Early Termination Date (as defined in the Master Transaction Agreement dated as of 1 August 2006) has occurred as a result of a Termination Event (as defined in the Master Transaction Agreement) and Account Party has failed to make all payments due and owing to beneficiary in accordance with the terms of the Master Transaction Agreement.”, in which case a partial drawing will be permitted hereunder or alternatively the full amount of this Letter of Credit may be drawn by the Beneficiary; or

3.              “A past due invoice, marked “unpaid”, issued by the Beneficiary to the Account Party, in connection with the ISDA Master Agreement or with the Master Transaction Agreement.”, in which case a partial drawing will be permitted hereunder or alternatively the full amount of this Letter of Credit may be drawn by the Beneficiary or

4.              “A Letter of Credit Default (as defined in the ISDA Credit Support Annex dated as of 1 August 2006) has occurred.” In this particular instance the full amount of this Letter of Credit may be drawn by the Beneficiary.

Partial drawings are permitted hereunder.

The amount which may be drawn by you under this Letter of Credit shall be automatically reduced by the amount of any drawings paid through the Issuing Bank referencing this Letter of Credit No.           .

This Letter of Credit shall expire on 24 July 2009.

We hereby agree with you that documents drawn under and in compliance with the terms of this Letter of Credit shall be duly honored upon presentation as specified.

This Letter of Credit shall be governed by the Uniform Customs and Practice for Documentary Credits, 1993 Revision, International Chamber of Commerce Publication No. 600 (the “UCP”), except to the extent that the terms hereof are inconsistent with the provisions of the UCP, including but not limited to Articles 13(b) and 17 of the UCP, in which case the terms of this Letter of Credit shall govern.

With respect to Article 13(b) of the UCP, the Issuing Bank shall have a reasonable amount of time, not to exceed three (3) banking days following the date of its receipt of documents from the beneficiary, to examine the documents and determine whether to take up or refuse the documents and to inform the beneficiary accordingly.

In the event of an Act of God, riot, civil commotion, insurrection, war or any other cause beyond our control that interrupts our business (collectively, an “Interruption Event”) and causes the place for presentation of this Letter of Credit to be closed for business on the last day for presentation, the expiry date of this Letter of Credit will be automatically extended without amendment to a date thirty (30) calendar days after the place for presentation reopens for business.

This Letter of Credit may not be amended, changed or modified without the express written consent of the beneficiary, the Issuing Bank and the Account Party.

[BANK SIGNATURE]